                                                                       Exhibit 3





                                 Promissory Note


$2,000,000                                                         April 1, 1994


         FOR VALUE RECEIVED, the undersigned, Wolfensohn Partners L.P. (the "Partnership") hereby promises to pay to James D. Wolfensohn (the "Payee"), or order, on demand, the lesser of (i) the principal amount shown on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof (the "Schedule") and (ii) Two Million Dollars ($2,000,000) plus, in each case, interest on the principal amount hereof outstanding from time to time as shown on the Schedule, at the rate of 7.00% per annum for the period for which interest is being determined, compounded semiannually. Payments of principal shall be recorded by the Payee on the Schedule.

         This Promissory Note may be prepaid in whole or in part at any time and from time to time, without penalty or premium.

         Without the prior written consent of the Payee, the Partnership shall not directly or indirectly make any dividend or other distribution or redeem, purchase or otherwise acquire all or any portion of any partnership or other equity interest in the Partnership so long as any principal or interest payable hereunder remains unpaid.

         Payment of principal and interest hereunder shall be made in lawful money of the United States of America.

         This Promissory Note is delivered in the State of New York and shall be governed by the laws of the State of New York without regard to its conflict of law rules.



                                                   WOLFENSOHN PARTNERS L.P.



                                                   By: /s/ James D. Wolfensohn
                                                      ------------------------
                                                      Title:  Managing Partner

                         SCHEDULE OF PRINCIPAL PAYMENTS

                              UNPAID              AMOUNT OF
                             PRINCIPAL            PRINCIPAL           NOTATION
         DATE                 BALANCE              REPAID              MADE BY
       --------          -------------            ---------           --------
        3/31/94          $  185,000.00
        4/05/94             335,000.00
        4/06/94             445,000.00
        4/08/94             550,000.00
        4/12/94             750,000.00
        4/13/94             950,000.00
        4/14/94           1,098,000.00
        4/22/94           1,190,000.00
        4/28/94           1,435,000.00
        5/04/94           1,535,000.00
        5/06/94           1,557,000.00
        5/09/94           1,657,000.00
        5/12/94           1,992,000.00
        7/14/94           1,642,000.00
        8/30/94           1,592,000.00
       11/03/95           1,079,000.00
        2/01/96           1,779,000.00
        3/01/96           1,829,000.00
        3/05/96           1,879,000.00
        3/28/96           1,904,000.00
        4/10/96           2,654,000.00
        6/06/96                                2,654,000.00
        9/10/96             400,000.00

                         SCHEDULE OF PRINCIPAL PAYMENTS

                            UNPAID             AMOUNT OF
                           PRINCIPAL           PRINCIPAL          NOTATION
         DATE               BALANCE             REPAID             MADE BY
       --------         ------------           ---------          --------
       10/24/95           710,000.00
       10/28/96           810,000.00
       11/04/96           935,000.00
       11/07/96         1,202,000.00
       12/13/96         1,451,000.00
       12/18/96         1,734,000.00
       12/30/96         1,995,000.00
        1/03/97         2,395,000.00
        1/14/97         2,915,000.00
        1/21/97         3,210,000.00
        1/29/97         3,575,000.00
        2/10/97         3,585,000.00
        2/13/97         3,845,000.00
        2/14/97         3,920,000.00
        2/21/97         4,065,000.00
        2/26/97         4,375,000.00
        3/03/97         4,758,682.27
        3/12/97         5,185,682.27
        3/21/97         5,325,682.27
        3/26/97         6,036,682.27
        4/01/97         6,211,682.27
        4/02/97         6,251,682.27
        4/04/97         6,416,682.27

                         SCHEDULE OF PRINCIPAL PAYMENTS

                         UNPAID              AMOUNT OF
                        PRINCIPAL            PRINCIPAL            NOTATION
         DATE            BALANCE              REPAID               MADE BY
       -------        ------------           ---------            --------
       4/10/97        6,641,682.27
       4/14/97        6,741,682.27
       4/15/97        6,794,682.27
       4/18/97        7,129,682.27
       4/23/97        7,539,682.27
       5/02/97        7,675,682.27
       5/06/97        8,028,682.27
       5/13/97        8,528,682.27
       5/14/97        9,030,019.27
       5/15/97        9,068,019.27
       5/21/97        9,135,019.27
       5/23/97        9,343,019.27
       5/28/97        9,587,019.27
       6/04/97        9,771,019.27
       6/12/97       10,021,019.27
       6/19/97       10,281,019.27
       6/25/97       11,131,019.27